Exhibit 99.1

ATS Corporation Announces Financial Results for the Second Quarter and Six Months Ended June 30, 2007

MCLEAN, VA — (MARKET WIRE) — August 7, 2007, McLean, VA. ATS Corporation (“ATSC” or “the Company”) (OTCBB:ATCT), a leading information technology company that delivers innovative technology solutions to federal, state, and local government organizations, today announced operating results for the second quarter and six months ended June 30, 2007.

Second Quarter Results

ATSC reported revenue of $26.2 million for the second quarter of 2007.  Operating income for the quarter was $280,000 and the net income for the quarter was $125,000.  Prior to the acquisition of Advanced Technology Systems, Inc.  (“ATS”) on January 16, 2007, ATSC was a blank check company without operating units or results.

As previously disclosed in its 2007 first quarter earnings call, ATSC continued to incur transition-related costs from the January transaction during the second quarter.  Actual transition costs were approximately $900,000 of amortization of intangibles associated with the ATS acquisition for the quarter ended June 30, 2007.  ATSC also incurred $323,000 in severance costs related to a reorganization of business units and $87,000 in expenses related to Sarbanes Oxley compliance initiatives.

Backlog as of June 30, 2007 was approximately $127.5 million, of which $41.5 million was funded.   Days sales outstanding were 77 at the end of the second quarter of fiscal year 2007.

As of June 30, 2007, ATSC’s balance sheet indicated no outstanding balance on our line of credit and $93.5 million in stockholders’ equity.

Six-Months Results

ATSC reported revenue of $49.7 million for the first six months of 2007.  Operating income and net loss for the six-month period were $396,000 and $6.6 million, respectively.   The loss included a loss of $6.9 million on derivative liabilities attributed to the Company’s warrants.  Effective March 14, 2007, the Company’s warrant agreement was clarified to state that ATSC was not required to net cash settle the instruments if unable to deliver shares of common stock to the warrant holders.  As a result, ATSC was no longer required to mark the warrants to market and the warrants were reclassified from liabilities to stockholders’ equity.  Prior to March 14, 2007, ATSC marked the warrants to market as liabilities and recognized gains or losses on the increase or decrease in the fair market value of the warrants.  The six months’ results reflect this reclassification that occurred after March 31, 2007.

Second Quarter Highlights

New contract awards and option extensions for the quarter included:

•                  $15 million contract with a leading financial institution

•                  $10 million subcontract with the Community Planning and Development agency within the Department of Housing and Urban Development to provide software design, implementation, development and maintenance

•                  $6.8 million option extension with the Office of the Undersecretary of Defense for Policy for information technology support services

•                  $3.9 million contract with the Yonkers, New York Police Department to implement a law enforcement records management system

•                  $800,000 option extension with an ATSC law enforcement customer for system and service administration

•                  $700,000 contract with CompSource Oklahoma to provide technology planning, consulting, and project oversight for the workers’ compensation business applications

•                  Three contracts totaling $4.5 million to support ATSC public safety customers

Major ATSC highlights and accomplishments during the quarter included:

•                  Reorganization of operations from six to four customer-focused areas: 1) federal civilian agencies;  2) defense and homeland security customers;  3) public safety which predominately serves state and local customers; and 4) Appix serving our commercial clients

•                  Addition of two new independent directors to the board, Ginger Lew and George Troendle, adding significant operating and transaction experience

•                  Completion of a new credit facility, expanding borrowing capacity to $50 million

•                  Appointment of Pamela Little to Chief Financial Officer, bringing 25 years of financial experience with government contractors and professional services firms to the ATSC management team

•                  Promotion of Shannon Brown and Joseph Mignogna to Senior Vice President, Federal Civilian Agencies and Senior Vice President, Defense and Homeland Security, respectively

•                  Engaged an internal auditor and third-party advisor to accelerate our Sarbanes Oxley compliance activities

•                  Authorized a $500,000 warrant repurchase program under which the Company purchased 870,533 warrants for approximately $351,000 in June and in July the Company purchased an additional 71,322 for approximately $29,000

ATSC President and Chief Executive Officer Dr. Edward H. Bersoff stated, “I continue to be pleased with the accomplishments achieved since the January 2007 transaction.  We generated stronger than expected profits for the quarter because we were able to execute on a reorganization of operations faster than planned, resulting in improved efficiency and reduced costs.”

Bersoff continued, “While margins have improved, market conditions have been challenging, leading to delays in new contract awards.  We believe the new business development team established in the first quarter has allowed us to build a strong platform for growth as the environment improves.   In fact, we submitted several bids over the last quarter that, if awarded to us, will significantly add to our contract backlog.”

Bersoff concluded, “Another positive development for the Company was the addition of Ginger Lew and George Troendle to ATSC’s Board of Directors. Ginger’s extensive business, government, and investment experience and George’s leadership in building a successful government services company will be tremendously valuable to ATSC as we continue to grow our Company.  Further, the addition of these two independent directors satisfies the corporate governance requirement for a NASDAQ listing.   Lastly, our expanded borrowing base will better support our working capital requirements and acquisition growth plans.”

Conference Call

ATSC will conduct a second quarter conference call on Tuesday, August 7, at 5:00 p.m EST.  The number for the live teleconference is 888-321-3075, conference ID #9091717.  A recorded replay of the teleconference will be available by telephone at 877-519-4471, conference ID#9091717 starting at 8.00 p.m EST on August 7, 2007 through 11:59 p.m EST on August 21, 2007.   A recorded replay of the teleconference will also be available on the Company website  (www.atsva.com) for one year from the conference call date.

About ATS Corporation and Advanced Technology Systems, Inc.

ATS Corporation (formerly named Federal Services Acquisition Corporation) operates through its subsidiaries, Advanced Technology Systems, Inc., Reliable Integration Services, and Appix, Inc.

Advanced Technology Systems, Inc. (“ATS”) is a leading provider of systems integration and application development, IT infrastructure management and strategic IT consulting services to U.S. federal government agencies. Since its founding in 1978, ATS has been recognized for its custom software development and software integration capabilities and its deep domain expertise in federal government financial, human resource and data management systems. ATS has built and implemented over 100 mission-critical systems for clients.

ATS’ financial management software expertise assists clients preparing for the government’s increased financial accountability standards. ATS’ data management systems expertise allows clients to increase efficiency with better human resource and case management tracking capabilities, while also allowing them to organize and track information easily. Additionally, ATS’ IT outsourcing capabilities provide ATS with an opportunity to develop long-term value added partnerships with clients that allow end-users and government agencies to focus on core mission priorities, while reducing expenditures on systems management.

In addition, ATSC leverages its IT services, management consulting, and software and systems development solutions expertise into financial institutions, insurance companies and government sponsored enterprises through a wholly owned subsidiary, Appix, Inc. (“Appix”). Appix is one of the largest providers of outsourced professional services at Fannie Mae and currently serves many Fortune 500 financial services and insurance companies. Additional information about Appix may be found at www.appix.com.

Any statements in this press release about future expectations, plans, and prospects for ATSC, including statements about the estimated value of the contract and work to be performed, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: our dependence on our contracts with federal government agencies for the majority of our revenue, our dependence on our GSA schedule contracts and our position as a prime contractor on government-wide acquisition contracts to grow our business, and other factors discussed in our latest annual report on Form 10-K filed with the Securities and Exchange Commission on March 26, 2007. In addition, the forward-looking statements included in this press release represent our views as of August 7, 2007. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to August 7, 2007.

ATS Corporation

Consolidated Balance Sheets

	Successor
	June 30, 2007	December 31, 2006
	(unaudited)	(audited)

Assets

Current Assets
Cash	$226,275	$213,395
Accounts receivable	28,093,176	—
Prepaid expenses and other current assets	1,029,390	136,006
Income tax receivable	1,524,086	—
Other current assets	2,580	—
Deferred income taxes, current	1,111,515	—

Total Current Assets	31,987,022	349,401

Short term investments held in Trust account	—	121,024,475

Restricted Cash	1,246,488	—

Cash and cash equivalents held in trust fund	—	1,332

Property and equipment, net	1,445,232	—

Goodwill	64,598,536	—

Intangible assets, net	15,575,516	—

Deferred acquisition costs	—	1,361,215

Other assets	51,070	—

Deferred income tax benefit	—	502,744

Total Assets	$114,903,864	$123,239,167

ATS Corporation

Consolidated Balance Sheets (continued)

	Successor
	June 30,	December 31,
	2007	2006
	(unaudited)	(audited)

Liabilities and Stockholders’ Equity
Capital leases—current portion	$80,963	$—
Accounts payable and accrued expenses	7,343,583	942,146
Accrued salaries and related taxes	4,447,035	—
Accrued vacation	2,693,129	—
Income taxes payable	—	310,606
Warrant liabilities	—	13,860,000
Other current liabilities	434,451	—
Deferred income taxes—current portion	17,509	40,489

Total Current Liabilities	15,016,670	15,153,241
Notes Payable
	86,857	—

Capital leases—net of current portion	127,925	—

Other long term liabilities	325,694	—

Deferred income taxes—net of current portion	5,831,542	—

Total Liabilities	21,388,688	15,153,241

Common stock, subject to possible redemption 4,197,900 shares		23,424,282

Interest income attributable to common stock subject to possible redemptions (net of taxes of $0 and $561,204, respectively	—	702,752
Total common stock subject to possible redemption	—	24,127,034

Commitments and Contingencies

Stockholders’ Equity

Common stock—$.0001 par value; 100,000,000 shares authorized; 26,480,209 and 26,250,000 issued; 18,137,454 and 26,250,000 outstanding, respectively, (which includes 0 and 4,197,900 shares subject to possible redemption, respectively)	2,648	2,625
Additional paid in capital	127,240,752	81,467,698
Treasury Stock, at cost 8,342,755 and 0 shares	(30,272,007)
Retained Earnings (deficit)	(3,456,217)	2,488,569

Total Stockholders’ Equity	93,515,176	83,958,892

Total Liabilities and Stockholders’ Equity	$114,903,864	$123,239,167

ATS Corporation

Consolidated Statement of Operations

	Successor		Successor		Predecessor
	ATS Corp	ATS Corp	ATS Corp	ATS Corp	ATS I	ATS I
	3 months	3 months	6 months	6 months	3 months	6 months
	ending	ending	ending	ending	ending	ending
	6/30/2007	6/30/2006	6/30/2007	6/30/2006	4/30/2006	4/30/2006

Contract Revenue	$26,247,681	$—	$49,725,401	$—	$ 30,128,753	$56,183,094

Operating Costs and Expenses
Cost of Services	18,705,377	—	35,169,594	—	22,110,952	40,299,066
Selling, general and administrative	6,179,367	283,424	12,155,875	893,621	6,692,318	13,308,189
Depreciation and Amortization	138,255	—	279,556	—	191,000	420,000
Amortization of Intangible Assets	945,149	—	1,724,484	—	7,292	29,167

Total operating costs and expenses	25,968,148	283,424	49,329,509	893,621	29,001,562	54,056,422

Operating Income (Loss)	279,533	(283,424)	395,892	(893,621)	1,127,191	2,126,672

Other Income (Expense)
Interest Income (expense), net	7,537	1,394,201	150,988	2,583,913	(134,045)	(184,892)
Gain (Loss) on warrant liabilities	—	11,760,000	(6,930,000)	840,000	—	—
Other income	9,019	—	9,754	—	7,959	15,895

Income (Loss) Before Income Taxes	296,089	12,870,777	(6,373,366)	2,530,292	1,001,105	1,957,675

Income Tax (Benefit) Expense
Current	171,461	366,797	274,172	880,793	431,301	813,489
Deferred	—	134,384	—	(116,052)	—	—

Income (Loss) from Continuing Operations	124,628	12,369,596	(6,647,538)	1,765,551	569,804	1,144,186

Loss from Discontinued Operations	—	—	—	—	(192,531)	(570,908)

Net Income (Loss)	$124,628	$12,369,596	$(6,647,538)	$1,765,551	$ 377,273	$573,278

Interest income attributable to common stock subject to possible redemption.	—	(151,719)	—	(280,812)	—	—
Gain on derivative liabilities attributed to warrants	—	(11,760,000)	—	(840,000)	—	—

Net income (loss) allocable to common stockholders not subject to possible redemption	$124,628	$457,877	$(6,647,538)	$644,739	$ 377,273	$573,278

Weighted average number of shares outstanding
—basic	18,133,828	26,250,000	19,214,534	26,250,000	19,219,700	19,213,700
—diluted	18,440,030	30,548,025	19,214,534	30,412,162	19,706,766	19,700,766

Weighted average shares outstanding exclusive of shares subject to possible redemption
—basic	18,133,828	22,052,100	19,214,534	22,052,100	19,219,700	19,213,700
—diluted	18,440,030	26,350,125	19,214,534	26,214,262	19,706,766	19,700,766

Basic net income (loss) per share
—Continuing operations	$0.01	$0.47	$(0.35)	$0.07	$ 0.03	$0.06
—Discontinued operations	$—	$—	$—	$—	$ (0.01)	$(0.03)
—Net income(loss)	$0.01	$0.47	$(0.35)	$0.07	$ 0.02	$0.03
—Net income(loss)not subject to possible Redemption	$0.01	$0.02	$(0.35)	$0.03	$ 0.02	$0.03

Diluted net income (loss) per share
—Continuing operations	$0.01	$0.40	$(0.35)	$0.06	$ 0.03	$0.06
—Discontinued operations	$—	$—	$—	$—	$ (0.01)	$(0.03)
—Net income(loss)	$0.01	$0.40	$(0.35)	$0.06	$ 0.02	$0.03
—Net income(loss)not subject to possible Redemption	$0.01	$0.02	$(0.35)	$0.02	$ 0.02	$0.03

ATS Corporation
Consolidated Statement of Cash Flows

	Successor		Predecessor
	For the Six Months Ended	For the Six Months Ended	For the Six Months Ended
	June 30,	June 30,	April 30,
	2007	2006	2006

Cash Flows from Operating Activities
Net income (loss)	$(6,647,538)	$1,765,551	$573,278
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	279,556	—	450,820
Amortization of intangibles	1,724,484	—	—
Deferred income taxes	(1,816,378)	(116,052)	(1,055,675)
Deferred rent	—	—	(154,328)
Loss on disposal of equipment	—	—	58,232
Stock —based compensation	709,519	—	—
Interest on notes payable	1,354	—	—
(Gain) Loss on derivative liabilities attributable to warrants	6,930,000	(840,000)	—
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(6,497,779)	—	(1,385,619)
Interest receivable	—	(571,679)	—
Prepaid expenses	(496,748)	46,506	(7,897)
Prepaid supplies	(487)		381,311
Other current assets	(2,580)	—	—
Income taxes payable (receivable)	689,421	(402,592)	(1,175,353)
Other assets	286,426	—	(454,758)
Accounts payable and accrued expenses	(387,770)	889,662	(1,474,515)
Accrued salaries and related taxes	(4,473,193)	—	(611,766)
Accrued vacation	404,518	—	(136,543)
Other current liabilities	(76,985)	—	—
Other long —term liabilities	(234,328)	—	—

Net Cash (Used in) Provided by Operating Activities	(9,608,508)	771,396	(4,992,813)

Cash Flows from Investing Activities
Purchase of property and equipment	(325,836)	—	(166,533)
Proceeds from sale of ATSI	—	—	—
Sale of U.S. government securities held in Trust fund	121,024,475	—	—
Purchase of U.S. government securities held in Trust fund	—	(236,619,372)	—
Maturities of U.S. government securities held in Trust fund	—	235,889,812	—
Purchase of Advanced Technology Systems Inc., net of cash received	(79,396,068)	—	—
Purchase of Reliable Integration Services, Inc., net of cash received	(997,849)	—	—
Purchase of Stock Purchase Warrants	(350,722)
Deferred acquisition costs	—	(614,625)	—
Release of cash held in Trust Fund	1,332	16,929	—
Restricted cash	(28,706)	—	—

Net Cash Provided by (Used in) Investing Activities	39,926,626	(1,327,256)	(166,533)

Cash Flows from Financing Activities
Net borrowings on line —of —credit	—	—	3,857,330
Payments on notes payable	—	—	(43,082)
Payments on capital leases	(33,231)	—	(16,995)
Payments to repurchase treasury stock	(30,272,007)	—	(4,662)

Net Cash (Used in) Provided by Financing Activities	(30,305,238)	—	3,792,591

Net Increase (Decrease) in Cash	12,880	(555,860)	(1,366,755)

Cash, beginning of period	213,395	1,855,394	1,366,755

Cash, end of period	$226,275	$1,299,534	$—

Company Contact:
Dr. Edward H. Bersoff
Chairman, President and Chief Executive Officer
ATS Corporation
(703) 506 —0088

Joann O’Connell
Vice President, Investor Relations
ATS Corporation
(703) 506 —0088

Investor Relations Contact:
Laura Kowalcyk
Investor Relations
CJP Communications for ATS Corporation
(212) 279 —3115 ext. 209
Email Contact: lkowalcyk@cjpcom.com

SOURCE: ATS Corporation